THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M., EASTERN TIME ON October 30, 2008.

STOCK PURCHASE WARRANT CERTIFICATE

For the Purchase of 1,000,000
Shares of Common Stock, $.001 Par Value
of
MAZAL PLANT PHARMACEUTICALS, INC.
A Nevada Corporation

THIS CERTIFIES THAT, for value received, Luc Verelst (the "Holder"), as registered owner of this Stock Purchase Warrant ("Warrant"), is entitled, subject to compliance with the conditions set forth below at any time or from time to time after October 31, 2005 and before 5:00 P.M., Eastern Time, October 30, 2008, but not thereafter, to subscribe for, purchase and receive One Million (1,000,000) fully paid and nonassessable shares of the common stock, $.001 par value (the "Common Stock"), of Mazal Plant Pharmaceuticals, Inc., a Nevada corporation (the "Company"), at a price equal to fifty cents ($0.50) per share of the Common Stock (the "Exercise Price"). This Warrant is issued pursuant to the SECURITIES PURCHASE AGREEMENTS dated October 2005. The Warrant may be exercised upon presentation and surrender of this Warrant and upon payment by cashier's check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the principal office of the Company; provided, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holder, a copy of which is attached as Annex I hereto and by this reference made a part hereof, the rights granted by this Warrant shall be adjusted as therein specified. Upon exercise of this Warrant, in whole or in part, subject to the terms and conditions of Annex 1, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Eastern Time, on October 30, 2008, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 31st day of October, 2005.

MAZAL PLANT PHARMACEUTICALS, INC.

By:____________________
Michael Kanovsky
President

Form to be used to exercise Warrant:

TO: MAZAL PLANT PHARMACEUTICALS, INC.

DATE: ______________________________

The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of the Common Stock of the Company called for thereby, and hereby makes payment by cashier's check of $_____ (at the rate of fifty cents ($0.50) per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in the name of the following:

____
(Name)

____
(Address)

____
(Taxpayer Number)

and if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the balance remaining of such Warrants to the undersigned at the address stated below.

Name of Holder: ______________________________
(Please Print)

Signature: ______________________________

Form to be used to transfer Warrant:

TO: MAZAL PLANT PHARMACEUTICALS, INC.

DATE: ____________________

For value received, ______________________________________

hereby sells, assigns and transfers unto ______________________________

(Tax ID No. ______________________________) the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the Secretary of Mazal Plant Pharmaceuticals, Inc. attorney, to transfer said Warrant Certificate on the books of the corporation, with full power of substitution in the premises.

Name of Holder: ______________________________________

(Please Print)

Signature: ______________________________________

ANNEX I TO MAZAL PLANT PHARMACEUTICALS, INC.
STOCK PURCHASE WARRANT DATED OCOBER 31, 2005

STATEMENT OF RIGHTS OF WARRANT HOLDER

1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time after October 31, 2005 (the "Issue Date") and before 5:00 p.m., Eastern Time, on October 30, 2008 as set forth in the Warrant Certificate to which this Annex is attached.

2. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

3. Adjustment in Number of Shares

3.1 Subdivision; Combination, Etc.

A. Stock Splits and Dividends. If outstanding shares of the common stock shall be subdivided into a greater number of shares or a dividend in common stock shall be paid in respect of common stock, the Exercise Price in effect immediately prior to such subdivision or dividend shall simultaneously with the effectiveness of such subdivision or dividend be proportionately reduced. If outstanding shares of common stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

B. Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of which are at the time receivable in conjunction with the Warrant or any similar corporate reorganization including a merger or sale of assets or other similar transaction on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, or merger or sale of assets or other similar transaction shall be entitled to receive, in lieu of common stock, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

3.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3, the number of Securities issuable in conjunction with the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Securities issuable in conjunction with the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

3.3 Exceptions to Adjustment Requirements. No adjustment shall be required pursuant to this Section 3 upon:

A. the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant;

B. upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee stock compensation plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options (a) is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of the independent directors established for such purpose, and (b) in the event of an option, the strike price is at least 85% of market at the time of grant;

C. any Common Stock issued in connection with a merger or acquisition not involving affiliates of the Company and in which an independent valuation is obtained supporting the price of the securities issued in such transaction.

3.5 Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant.

4 Restrictions on Transfer. The Holder of this Warrant, by acceptance thereof, agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act of 1933 (the "Act"), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such Holder agrees that the Company may issue instructions to its transfer agent to place, or may itself place, a "stop order" on transfers with respect to the Warrant and Common Stock and that the certificates evidencing the Warrant and Common Stock which will be delivered to such Holder by the Company shall bear substantially the following legend:

> THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN

EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Each Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Shares will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

5 Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

6. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

7. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company: Mazal Plant Pharmaceuticals, Inc.
43 West 33 Street
New York, New York 10001

If to the Holder: At the address set forth on the Purchaser's Signature Page or the address furnished pursuant to any writing.

8. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

9. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York.

DATED: October 31, 2005

MAZAL PLANT PHARMACEUTICALS, INC
A Nevada Corporation

By: ______________________
Michael Kanovsky
President